UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2026 (May 22, 2026)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway
Richmond,	Virginia	23225
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.Results of Operations and Financial Condition.
At Tredegar Corporation’s (the “Company”) 2026 Annual Meeting of Shareholders, two of the Company’s incumbent directors, George C. Freeman, III and Carl E. Tack, III, did not receive a majority of the votes cast for re-election to the Company’s Board of Directors (the “Board”). In accordance with the Company’s Corporate Governance Guidelines, an incumbent director who is not re-elected by a majority of the votes cast must tender his or her resignation to the Nominating and Governance Committee, which will recommend to the Board whether to accept the resignation offer.
On May 14, 2026, and May 15, 2026, each of Mr. Freeman and Mr. Tack tendered his respective resignation to the Nominating and Governance Committee in accordance with the Company’s Corporate Governance Guidelines. On May 22, 2026, upon the recommendation of the Nominating and Governance Committee, the Board accepted both resignations effective immediately.
Additionally, on May 22, 2026, the Board elected Joseph Haniford as a director of the Company, effective immediately. Mr. Haniford is expected to be named to one or more committees of the Board at the next scheduled Board meeting.
The Board affirmatively determined that Mr. Haniford qualifies as an independent director under the Company’s director independence standards and the applicable rules of the New York Stock Exchange. There are no arrangements or understandings between Mr. Haniford and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Haniford that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Mr. Haniford will be compensated for his service on the Board pursuant to the Company’s existing compensation program for non-employee directors, which is described under “Compensation of Directors” in the Company’s proxy statement for the 2026 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on March 25, 2026), as adjusted by the Board from time to time.

Item 7.01	Regulation FD Disclosure.
On May 27, 2026, in connection with the director transitions disclosed in Item 5.02, the Company issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference in this Item 7.01.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	Press release issued on May 27, 2026.
104	Cover Page Interactive Data File (formatted in iXBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date:	May 27, 2026	By:	/s/ Kevin C. Donnelly
Kevin C. Donnelly
Executive Vice President, General Counsel and Corporate Secretary